Exhibit 99.906 Certification

Section 906 Certifications

This certification is provided pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. (s) 1350, and accompanies the report on Form N-CSR for the period ended June 30, 2016 of Dupree Mutual Funds (the Registrant).

I, Allen E. Grimes, III, Executive Vice President of the Registrant, certify that, to the best of my knowledge,:

1.	the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d); and

2.	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

September 15, 2016

/s/ Allen E. Grimes, III
Allen E. Grimes, III Executive Vice President, Dupree Mutual Funds

This certification is provided pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. (s) 1350, and accompanies the report on Form N-CSR for the period ended June 30, 2016 of Dupree Mutual Funds (the Registrant).

I, Michelle M. Dragoo, Treasurer of the Registrant, certify that, to the best of my knowledge,:

1.	the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d); and

3.	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

September 15, 2016

/s/ Michelle M. Dragoo
Michelle M. Dragoo Treasurer, Dupree Mutual Funds